Exhibit 10.25

SUBLEASE

This Sublease (the “Sublease”) is made as of the 11th day of November, 2022, by and between CLEARMOTION, INC., a Delaware corporation having its principal place of business at 805 Middlesex Turnpike, Billerica, MA (“Sublandlord”), and FACTORIAL, INC., a Delaware corporation having its principal place of business at 19 Presidential Way, Woburn MA 01801 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, by Lease dated as of April 17, 2018, by and between 805 MIDDLESEX TURNPIKE OWNER LLC, a Massachusetts limited liability company (“Overlandlord”), as lessor thereunder, and Sublandlord, as lessee thereunder (the “Overlease”) (a redacted copy of which is attached as Exhibit A hereto), Overlandlord leased to Sublandlord all of the rentable space (the “Premises”) in that certain building (the “Building”) containing approximately 122,342 rentable square feet located at and known as 805 Middlesex Turnpike, Billerica, Massachusetts (described in the Overlease as the Building), and its appurtenances, all as more particularly described in the Overlease; and

WHEREAS, the Building is roughly divided into two (2) wings, referred to herein as the “North Wing” and the “South Wing;” and

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant, a portion of the Premises consisting of the entirety of the North Wing (except for the Cafeteria (as hereinafter defined), which Subtenant shall have a right to use pursuant to Section 1(c) below but which is not included in rentable area of the Subleased Premises) and containing approximately 52,199 rentable square feet (hereinafter referred to as the “Subleased Premises”), a plan of which Subleased Premises is attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEMISE OF SUBLEASED PREMISES.

(a)Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby hires and takes from Sublandlord, exclusive possession of the Subleased Premises for the term and upon the conditions hereinafter set forth.

(b)Subtenant shall have, as appurtenant to the Subleased Premises, the non-exclusive right to use, in common with Sublandlord and others from time to time entitled thereto, the areas and facilities of the Building (and the land parcel(s) on which the Building is located) that do not serve only the Subleased Premises (such as the main lobby of the Building, fire vestibules, common restrooms, mechanical areas, common patio, ground floor corridors, elevator foyers, electrical and janitorial closets, risers, telephone and equipment rooms, driveways, sidewalks, and other similar facilities maintained for the benefit of tenants and invitees) and necessary for the reasonable use and enjoyment of the Subleased Premises. Sublandlord and Subtenant will cooperate and coordinate, each with the other, in good faith to agree on a mutually acceptable access route for Subtenant’s employees to access the common patio. Subtenant shall also have the non-exclusive right to use, in common with Sublandlord and others from time to time entitled thereto, the freight elevator and common area loading docks serving the Premises. The parties agree to coordinate and cooperate in good faith with each other regarding their respective usage of the freight elevator and common loading dock in order to avoid any conflicts.

(c)Subtenant’s employees will also have the right, in common with Sublandlord and others from time to time entitled thereto, to use the cafeteria (the “Cafeteria”) currently located in the Building, subject to reasonable terms and conditions from time to time in effect. Subtenant shall be responsible for, and shall pay to Sublandlord as additional rent, an amount equal to one- half (½) of all Common Area Maintenance and Operating Expense Charges and Taxes associated with the Cafeteria. Reference is made to that certain Food Service Contract dated as of December 1, 2022, that Sublandlord and Subtenant will be entering into on or about the date hereof (the “Services Agreement”) pursuant to which Sublandlord (or its contractor) will provide certain food services related to Cafeteria (the “Cafeteria Services”) and Subtenant will be obligated to pay the Service Recipient’s Fee (as defined in the Services Agreement) for the Cafeteria Services (the “Cafeteria Service Costs”). So long as there then exists no Event of Default on the part of Subtenant under this Sublease (nor any event or circumstance which, with the giving of notice or passage of time, or both, would constitute an Event of Default), Subtenant will have the right, upon no less than ninety (90) days’ prior written notice to Sublandlord, to terminate the Services Agreement, in which case Subtenant’s right to the Cafeteria Services and Subtenant’s responsibility to pay the Cafeteria Service Costs shall cease with respect to the period from and after the effective date of such termination. Notwithstanding such termination, Subtenant shall remain liable for one-half (½) of the Common Area Maintenance and Operating Expense Charges allocable to the square footage of the Cafeteria and Subtenant shall continue to have a right to use the Cafeteria (but shall no longer have a right to receive the Cafeteria Services). In no event, however, may Subtenant give such a termination notice that is effective prior to January 1, 2024.

(d)Subtenant’s employees will also have the right (subject to such reasonable conditions as may be imposed by Sublandlord on all users from time to time, and to the execution of usual and customary waivers and releases), to use the fitness center currently located in the Building. Sublandlord will maintain the equipment in the fitness center in good and operable condition, but Sublandlord shall have no liability for any personal or bodily injury arising from any such use.

2.	TERM.

(a)Subject to the provisions of Section 10 herein, the term of this Sublease (the “Term”) shall commence on the later to occur of (i) December 1, 2022, or (ii) the date on which Overlandlord’s written Consent to this Sublease (the “Commencement Date”). Promptly upon the occurrence of the Commencement Date, Sublandlord and Subtenant will enter into a memorandum reflecting the same, substantially in the form attached hereto as Exhibit C, provided that the failure by either party to enter into any such memorandum will have no effect on the Commencement Date.

(b)The “Term of this Sublease” commences on the Commencement Date and ends on October 30, 2032 (the “Expiration Date”) or on such earlier date upon which such term may be terminated pursuant to the provisions hereof. Subtenant acknowledges that the term of the Overlease expires on October 31, 2032, and that no right or option to extend or renew the term of this Sublease is granted hereunder.

(c)Provided there is no then uncured Event of Default hereunder, upon receipt of Overlandlord’s written Consent (the “Early Access Date”), Subtenant shall have access to the Subleased Premises prior to the Commencement Date, for the purpose of preparing the Subleased Premises for its initial occupancy thereof, including constructing any alterations as may be approved in accordance with the terms of the Overlease and this Sublease, provided that such early access shall be subject to all of the terms and conditions of this Sublease and the Overlease except that Subtenant shall not be obligated to pay Fixed Rent or any Additional Rent (other than Subtenant Surcharges) until the Commencement Date, provided that, if Subtenant performs any construction activities in the Subleased Premises during the Early Access Period, Subtenant shall be responsible for reasonable utility costs associated therewith. Subtenant’s early access shall be subject to reasonable scheduling and other reasonable requirements of Sublandlord and Sublandlord’s contractors, and Subtenant shall deliver to Sublandlord certificates of liability, casualty and workmen’s compensation insurance (all in accordance with the terms and provisions of the Overlease) prior to having any such early access. Subtenant’s early access is also conditioned upon Subtenant and Subtenant’s contractors working in harmony and not interfering with or delaying Sublandlord’s or Sublandlord’s contractors’ work in the Building; and if at any time Subtenant’s early access shall in the reasonable judgment of Sublandlord cause or threaten to cause such disharmony, interference or delay, Sublandlord shall have the right to deliver written notice to Subtenant temporarily suspending Subtenant’s right to such early access if the same continues for more than two (2) business days after the effective date of notice of the same from Sublandlord and continuing until such disharmony, interference or delay can be reasonably avoided (but in no event beyond the Commencement Date).

(d)Promptly upon (i) the execution and delivery of this Sublease by both parties and (ii) the approval of this Sublease by Overlandlord, and (iii) approval of the Demising Work by Overlandlord and Sublandlord’s obtaining all necessary governmental permits and approvals therefor, Sublandlord will perform all of the demising work shown on Exhibit B, attached hereto and incorporated herein (the “Demising Plan”) (including, without limitation, erecting and installing Building standard demising partitions separating the Subleased Premises from the remainder of the Building (and painting both sides of such partitions), any required systems separation work, installation of Building standard doors and badge access readers adjacent to such doors, extension of sprinkler system and installation of any required life/safety signage or systems) (the “Demising Work”). Sublandlord will use commercially reasonable efforts to substantially complete the Demising Work and deliver possession of the Subleased Premises in the Delivery Condition on or before December 1, 2022 (or, if later, within thirty (30) days after Sublandlord’s receipt of Overlandlord’s written Consent hereto), but shall have no liability for failure to do so except as expressly set forth herein. Notwithstanding anything to the contrary in this Sublease, if for any reason other than a delay caused by Subtenant or by Force Majeure, Sublandlord has not substantially completed the Demising Work and Sublandlord’s Removal Work and tendered possession of the Subleased Premises in the Delivery Condition within ninety (90) days after the date of this Sublease and Overlandlord’s Consent (whichever is later), then as Subtenant’s sole and exclusive remedy, Subtenant shall be granted a credit equal to one day’s Fixed Rent and additional rent for each day after such 90th day that the same have not been substantially completed or satisfied (such credit to be applied commencing on the Rent Commencement Date). Further, and notwithstanding anything to the contrary in this Sublease, if for any reason other than a delay caused by Subtenant or by Force Majeure, Sublandlord has not substantially completed the Demising Work and Sublandlord’s Removal Work and tendered possession of the Subleased Premises in the Delivery Condition within one hundred twenty (120) days after the date of this Sublease and Overlandlord’s Consent (whichever is later) (the “Outside Date”), then as Subtenant’s sole and exclusive remedy, Subtenant may terminate this Sublease by giving written notice to Sublandlord within thirty (30) days after the Outside Date (but in any event prior to substantial completion of the Demising Work) and, so long as there exists no Event of Default hereunder (nor any event or circumstance of which Subtenant has been given notice and which, with the passage of time, would constitute an Event of Default) and further provided that Subtenant surrenders the Subleased Premises as and in the condition required hereunder (including, without limitation, the removal of any alteration or improvements constructed or partially constructed by Subtenant) any advance payments of Fixed Rent previously paid by Subtenant to Sublandlord shall be returned immediately to Subtenant. From and after the Commencement Date, subject to the provisions of the Overlease and subject always to emergency conditions and Force Majeure, Subtenant shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week. Promptly upon the occurrence of delivery of the Subleased Premises in the Delivery Condition, Sublandlord and Subtenant will enter into a memorandum reflecting the same, substantially in the form attached hereto as Exhibit C-1, provided that the failure by either party to enter into any such memorandum will have no effect on such delivery.

(e)For purposes of this Sublease, the term “Force Majeure” shall mean any cause or circumstance beyond the reasonable control of Sublandlord, such as acts of God, war, civil insurrection or public disorder, strikes, delays in obtaining permits or inspections, unavailability of (or delay in obtaining) construction materials, shortages within the labor market, or acts of governmental authorities or other third parties. Notwithstanding the foregoing, in no event shall the foregoing 90- and 120-day periods be extended by more than thirty (30) days in the aggregate on account of Force Majeure.

(f)This Sublease is expressly conditioned upon the written Consent of the Overlandlord in accordance with the terms and conditions of the Overlease and with Section 10 below.

3.	OVERLEASE; PERMITTED USE

(a)This Sublease is in all respects subject and subordinate to the terms and conditions of the Overlease and to the matters to which the Overlease, including any amendments thereto, is or shall be subordinate. Subtenant agrees that Subtenant has reviewed and is familiar with the redacted version of the Overlease, and will not do or suffer or permit anything to be done which would result in a default or breach (whether or not subject to notice or grace periods) on the part of Sublandlord under the Overlease or cause the Overlease to be terminated. Sublandlord agrees that it will not take any action or fail to perform any act that (following the expiration of any applicable notice or cure periods) results in a default by Sublandlord under the Overlease to the extent the same materially and adversely affects the rights of Subtenant under this Sublease. Time is of the essence of this Sublease.

(b)Except as otherwise expressly provided in this Sublease, the terms, covenants, conditions, rights, obligations, remedies and agreements of the Overlease are incorporated into this Sublease by reference and made a part hereof as if fully set forth herein and shall constitute the terms of this Sublease, mutatis mutandis, Sublandlord being substituted for “Sublandlord” thereunder, Subtenant being substituted for “Subtenant” thereunder, and “Subleased Premises” being substituted for “Premises” thereunder, except to the extent that such terms do not relate to the Subleased Premises or are inapplicable to, or specifically inconsistent with the terms of this Sublease. If there is any inconsistency between the provisions of this Sublease and the provisions of the Overlease, the provisions of this Sublease shall prevail solely as between Subtenant and Sublandlord. Notwithstanding the foregoing, any representations or warranties made by Overlandlord under the Overlease will not be deemed to have been made by (or in any way enforced against) Sublandlord under this Sublease, and Subtenant shall not be entitled to rely upon the same. Further, in any case where any provision of the Overlease provides for an indemnification of Overlandlord by Sublandlord, that obligation will be deemed hereunder to be incorporated as an indemnification by Subtenant of both Sublandlord and Overlandlord to the extent relating to this Sublease or the Subleased Premises.

(c)The following provisions of the attached Overlease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease: Article 1, Article 2, Sections 3.1, 3.5 and 3.7, Article 5, Section 6.4 (through the word “performed” in the 32nd line) (the reference to “the date of delivery of possession” in the second to last sentence of the non- excluded portion of Section 6.4 being deemed a reference to the Commencement Date of this Sublease), Section 7.4, Section 8.2, Section 9.1, Section 9.3(A-B), Section 10.1, Article 12, Article 18 and Exhibits C, D (except Sections 8 and 11), E (except Sections 6 and 7 thereof), F, G and H; provided; however, that notwithstanding such non-incorporation, this Sublease remains subject and subordinate to all of the foregoing provisions as provided in Section 3(a) above and such non-incorporation shall not impact Sublandlord’s obligation under Section 7 below to use commercially reasonable efforts to enforce Overlandlord’s obligations under any such excluded provisions to the extent the same affects Subtenant’s rights under this Sublease. If there is a specific reference herein to a provision in the Overlease that is not incorporated herein, the particular subject of the referenced item shall be incorporated for the sole purpose of completing the reference. Capitalized terms that are used herein and not otherwise defined shall have the meaning given in the Overlease. To the extent the terms of this Sublease conflict with the terms of the Overlease, then as between Sublandlord and Subtenant, the terms of this Sublease shall control. Notwithstanding anything to the contrary in this Sublease, Subtenant shall not be bound to perform any obligation under the Overlease that has been redacted in Exhibit A.

(d)Subtenant shall neither do or permit anything to be done that could, after notice and failure to timely cure, if applicable, cause the Overlease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Overlandlord under the Overlease as a result of a “Tenant” default under the Overlease, and without limitation of any other indemnification or hold harmless obligation, Subtenant shall defend, indemnify and hold Sublandlord and its agents, employees, officers and contractors harmless from and against any and all liabilities, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) of any kind whatsoever by reason of any breach or default on the part of Subtenant under the Overlease, or by any other act, omission, condition or circumstance caused by Subtenant by reason of which the Overlease is or could be so terminated or forfeited. Subtenant covenants that Subtenant will not do anything that constitutes a breach or default under the provisions of the Overlease, or omit to do anything that Subtenant is obligated to do under the terms of this Sublease that constitutes a breach or default under the Overlease.

(e)Subtenant shall use the Subleased Premises only for the uses set forth in Section 6.1 of the Overlease. Subtenant shall not do, suffer or permit anything to be done in or upon the Subleased Premises except in compliance with and as permitted by the Overlease and applicable law. Subtenant shall not cause or permit the Subleased Premises, the Premises or the Property to be used in any way that violates any applicable laws, or constitutes a nuisance or waste. Subtenant shall comply with any applicable requirements or conditions in the certificate of occupancy relating to the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subtenant’s use and occupancy of the Subleased Premises.

4.	FIXED RENT; ADDITIONAL RENT.

(a)Commencing on the Commencement Date, Subtenant shall pay to Sublandlord annual fixed rent (the “Fixed Rent”) in the amount of $1,109,228.75 ($21.25 per rentable square foot in the Subleased Premises) per annum, payable in monthly installments of $92,435.73 each. Notwithstanding the foregoing, so long as there exists no Event of Default by Subtenant under this Sublease, Sublandlord will waive the Subtenant’s obligation to pay Fixed Rent hereunder for the first one hundred eighty (180) days after the Commencement Date (such one hundred eighty- first (181st) day being referred to herein as the “Rent Commencement Date”); provided, however, that if Sublandlord fails to deliver possession of the Subleased Premises to Subtenant on or before the Commencement Date in a secure condition (including that the walls separating the Subleased Premises from the remainder of the Building have been built and the entry doors into the Subleased Premises are all secured and lockable) (“Secure Condition”), then the Rent Commencement Date shall be extended by the number of days that elapse after the Commencement Date until Sublandlord delivers the Subleased Premises to Subtenant in Secure Condition. If this Sublease is terminated as a result of any Event of Default by Subtenant, Sublandlord will have the right to recover the then-unamortized portion (determined on a straight-line basis at the time of termination) of the amount so waived in addition to Sublandlord’s other damages.

(b)Commencing on the first anniversary of the Rent Commencement Date, and on each anniversary of the Rent Commencement Date thereafter, the amount of Fixed Rent will be increased by an amount equal to three percent (3.0%) of the Fixed Rent in effect immediately prior to each such adjustment. As an example, commencing on the first anniversary of the Rent Commencement Date, the Fixed Rent will be increased by $33,276.86 to $1,142,505.61 per annum (and monthly installments will be appropriately adjusted as well).

Subtenant agrees to pay to Sublandlord, or as directed by Sublandlord, at Sublandlord's address specified above, or at such other place as Sublandlord shall from time to time designate by notice, on the Rent Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Initial Term, an amount equal to one-twelfth (1/12) of the Fixed Rent specified above. Fixed Rent shall be payable in advance in the monthly installments forth above, pro-rated on a per diem basis in the case of any partial months during the Term. Except as otherwise set forth herein, each monthly installment of Fixed Rent shall be payable on or before the first day of each month, without notice or demand and without any abatement, set-off or deduction, other than as may be expressly set forth in this Sublease. Fixed Rent for any partial month shall be paid by Subtenant to Sublandlord at such rate on a pro rata basis, and, if the Rent Commencement Date shall be other than the first day of a calendar month, the first payment of Fixed Rent which Subtenant shall make to Sublandlord shall be a payment equal to a proportionate part of such monthly Fixed Rent for the partial month from the Rent Commencement Date to the last day of the said partial month. Subject to the provisions of this Sublease, Additional Rent payable by Subtenant on a monthly basis, as elsewhere provided in this Sublease, likewise shall be prorated, provided that the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date and other provisions of this Sublease calling for monthly payments shall be read as incorporating this undertaking by Subtenant.

(c)In addition to Fixed Rent, commencing on the Commencement Date, and continuing thereafter for the remainder of the Term of this Sublease, Subtenant agrees to pay to Sublandlord, as Additional Rent, an amount equal to Subtenant’s Share of all amounts payable by Sublandlord to Overlandlord as Common Area Maintenance and Operating Expense Charges. Payments hereunder will be made to Sublandlord in the same manner, and at the same time as apply to payments of Fixed Rent. Sublandlord will have no obligation to prepare any statement or reconciliation of any such charges, but Sublandlord will provide to Subtenant within ten (10) business days after receipt from Overlandlord a copy of any Statement received by Sublandlord from Overlandlord as provided in Section 3.4(B) of the Overlease. Sublandlord does not warrant the accuracy of any such Statement. For the purposes of this Sublease, the “Subtenant’s Share” is 41.69% (being the percentage obtained by dividing the usable area of the Subleased Premises (45,145) by the total usable square footage of the Building (108,283).

(d)In addition to Fixed Rent, commencing on the Commencement Date, and continuing thereafter for the remainder of the Term of this Sublease, Subtenant agrees to pay to Sublandlord, as Additional Rent, an amount equal to Subtenant’s Share of all amounts payable by Sublandlord to Overlandlord as Taxes. Sublandlord will provide to Subtenant, within ten (10) business days after receipt from Overlandlord, a copy of any invoice or statement received by Sublandlord from Overlandlord indicating the amount of Taxes due from Sublandlord. The charges referred to in paragraphs (c) and (d) above may be collectively referred to in this Sublease as “Direct Expenses.” Notwithstanding the foregoing, the Direct Expenses payable by Subtenant shall not include any amounts already paid by Subtenant with respect to the Cafeteria pursuant to Section 1(C) above.

(e)Subtenant shall pay Direct Expenses in monthly installments on the first day of each month in an amount set forth in a written estimate by Sublandlord, based upon estimates received by Sublandlord from Overlandlord.

(f)In addition to the Fixed Rent and Direct Expenses, Subtenant agrees to pay to Sublandlord all Subtenant Surcharges (as hereinafter defined) as Additional Rent hereunder as hereinafter provided. As used herein, the term “Subtenant Surcharges” shall mean any and all amounts which would not have become due and payable but for the acts and/or failures to act (whether or not wrongful) of Subtenant under this Sublease or which are otherwise attributable to the Subleased Premises, including, but not limited to: (i) any increases in the Sublandlord’s and/or Overlandlord's fire, rent or other insurance premiums resulting from any act or omission of Subtenant or from Subtenant’s particular use of or activities at the Project, and (ii) any additional rent or charges under the Overlease payable by Sublandlord on account of any other additional service as may be provided to or for Subtenant under the Overlease, or with the consent of the Overlandlord, (iii) Subtenant’s Percentage Share of third-party fees charged to Sublandlord for reading submeters and billing utility costs; and (iv) the reasonable charges for services provided by Sublandlord for Subtenant or the Subleased Premises hereunder where such a charge is provided for. Subtenant shall pay any Subtenant Surcharge within fifteen (15) days after the presentation of a statement therefor by the Sublandlord to Subtenant.

(g)Any failure or delay by Sublandlord in billing any sum set forth in this Section 4 shall not constitute a waiver of Subtenant's obligation to pay the same in accordance with the terms of this Sublease.

(h)Sublandlord will furnish to Subtenant a copy of each notice or statement actually received from the Overlandlord affecting the Subleased Premises with respect to Subtenant's obligations hereunder. If Sublandlord, at its discretion, disputes the correctness of any such notice or statement and if such dispute is resolved in Sublandlord's favor, or if Sublandlord shall receive any refund of Direct Expenses, with or without a dispute, Sublandlord shall promptly pay to Subtenant its share of any refund (after deducting from the amount of any such refund an equitable portion of all reasonable expenses, including court costs and reasonable attorneys' fees, incurred by Sublandlord in resolving such dispute) actually received by Sublandlord in respect (but only to the extent) of any related payments of Direct Expenses, Subtenant Surcharges or other amounts made by Subtenant, less any amounts theretofore received by Subtenant directly from the Overlandlord and relating to such refund. If Sublandlord is required under the terms of the Overlease to pay such amounts pending the determination of any such dispute (by agreement or otherwise), Subtenant shall pay the full amount of the Fixed Rent or Additional rent in accordance with this Sublease and the applicable Overlandlord's statement or notice. Sublandlord shall also remit to Subtenant, Subtenant’s share of any refunds, if any, paid by Overlandlord on account of Direct Expenses to the extent that such refund is not otherwise exclusively attributable to rentable space (other than the Subleased Premises) in the Building.

Subtenant shall have no right to independently demand any review or audit under Section 3.7 of the Overlease, but if under the terms of the Overlease, Sublandlord has the right to request a review thereunder (including under said Section 3.7), Sublandlord shall diligently and in good faith exercise such rights upon Subtenant’s request and keep Subtenant reasonably apprised in connection therewith. Any request made by Subtenant shall be delivered to Sublandlord no later than thirty (30) days prior to the last date on which Sublandlord may exercise its right (Sublandlord hereby agreeing to provide any Statement to Subtenant within ten (10) business days after receipt thereof from Overlandlord). Sublandlord will deliver the results of any such review to Subtenant upon completion, and Subtenant shall reimburse Sublandlord, as a Subtenant Surcharge, for all costs and expenses incurred in connection therewith. Further, Subtenant shall have no right to independently demand any reassessment or challenge of the amount of Taxes under Section 7.4 of the Overlease, but if under the terms of the Overlease, Sublandlord has the right to request such a reassessment or challenge thereunder (including under said Section 7.4), Sublandlord shall diligently and in good faith exercise such rights upon Subtenant’s request and keep Subtenant reasonably apprised in connection therewith. Any request made by Subtenant shall be delivered to Sublandlord no later than thirty (30) days prior to the last date on which Sublandlord may exercise its right (Sublandlord hereby agreeing to provide any bill or invoice regarding Taxes to Subtenant within ten (10) business days after receipt thereof from Overlandlord). Sublandlord will deliver the results of any such challenge to Subtenant upon completion by Overlandlord, and Subtenant shall reimburse Sublandlord, as a Subtenant Surcharge, for all costs and expenses incurred in connection therewith.

(i)The Fixed Rent, Direct Expenses, Subtenant Surcharges and any other amounts payable pursuant to this Sublease shall be paid by Subtenant to Sublandlord by a good unendorsed check, subject to collection, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever. If Sublandlord so requests, Subtenant will establish a scheduled ACH/electric funds transfer arrangement for such payments. Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Sublandlord describing the amounts due as applicable. All Subtenant Surcharges and all other costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be additional rent and in the event of nonpayment thereof Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Fixed Rent reserved hereunder. Any amount not paid when due hereunder and remaining unpaid for five (5) days thereafter shall bear interest at the rate of ten percent (10%) per annum, and Sublandlord may impose a late charge thereon equal to two percent (2%) of the overdue amount.

5.UTILITIES. (a) Subtenant acknowledges that Fixed Rent and Direct Expenses do not include the cost of furnishing electricity, heating fuel, telephone, internet, water, natural gas or other utilities. Subtenant’s use of electricity within the Subleased Premises will be measured by one or more submeters to be furnished and installed by Sublandlord for the Subleased Premises at Sublandlord’s cost as part of the Demising Work. If any utility is not separately metered or submetered for the Subleased Premises, then Subtenant’s usage shall be reasonably estimated by Sublandlord, who may (and shall, if Subtenant so requests) engage a reputable consultant for such purpose (and Subtenant will reimburse Sublandlord for Subtenant’s Share of the cost of such consultant as a Subtenant Surcharge). Commencing on the Commencement Date, Sublandlord will render periodic statements to Subtenant based on submeter readings (or upon such reasonable estimate) and on the actual rate or rates at which Sublandlord pays to the utility company or other provider serving the Building. Subtenant will pay, as a Subtenant Surcharge, the costs and charges to Sublandlord indicated on such statements, as additional rent hereunder, within thirty (30) days after issuance of each such statement. Subtenant shall not be entitled to request or receive any service or utility that Sublandlord is not entitled to receive under the express terms of the Overlease. Sublandlord will in no event be liable for any interruption or failure of utility services in or serving the Subleased Premises, provided however, if Sublandlord is granted an abatement of rent as provided in Article 4 of the Overlease with respect to amounts paid by Overlandlord in respect of the Subleased Premises, then Tenant shall be entitled to a reasonable allocation of such abatement (Sublandlord hereby agreeing, upon request from Subtenant, to provide notice to Sublandlord of any interruption or failure of any utility service servicing the Subleased Premises). In addition, to the extent not already included in Common Area Maintenance and Operating Expense Charges, Tenant will be responsible for Subtenant’s Share of the costs paid by Sublandlord for utility services allocable to common or shared areas (such as, but not limited to, the Cafeteria (unless already payable under Section 1(C) above), lobbies and shared corridors, patio and parking lighting, landscaping and the like).

(b)Subtenant acknowledges that it is responsible for providing cleaning and janitorial services to the entire Subleased Premises, and Subtenant will pay the costs thereof and provide reasonable evidence thereof to Sublandlord upon request.

(c)Sublandlord represents that the electric power capacity currently serving the Building is no less than 1,200 amps. Subtenant has advised Sublandlord that it desires to increase the electric service to the Building. Subtenant will be entitled to use eighty three percent (83%) (and Sublandlord shall be entitled to use seventeen percent (17%)) of the electric power capacity serving the Building from time to time; provided, however, that if Subtenant increases the Building’s overall electrical capacity to be in excess of 3,000 amps, then Subtenant shall be entitled to use one hundred percent (100%) of any excess power capacity over 3,000 amps. Sublandlord hereby agrees that, subject to final approval by Overlandlord and compliance with all applicable laws, codes and regulations, and as a Subtenant Improvement, Subtenant shall have the right to perform such work as may be reasonably necessary to (i) increase the Building’s total electrical capacity (which work may be accomplished, without limitation, by either completing a so-called “transformer swap” or installing an additional transformer next to the Building’s existing transformer) or (ii) re-allocate the electrical capacity within Building as described in the immediately preceding sentence. Sublandlord agrees to use commercially reasonable efforts to cooperate with Subtenant in connection with such electrical upgrade work. Subtenant will use commercially reasonable efforts to undertake such work (x) at night or on weekends and (y) in such a manner as to insure that Sublandlord’s electric service is not interrupted or impaired and that avoids any service interruptions or shutdowns during Sublandlord’s normal operating hours. Subtenant will cooperate and communicate with Sublandlord in the course of any such work. Without limitation, Subtenant will use commercially reasonable efforts to give Sublandlord at least ten (10) business days’ advance written notice of any planned interruption or shutdown. In addition, if Sublandlord gives Subtenant reasonable advanced notice of any testing activities that Sublandlord will be performing at the Project, then Subtenant will use commercially reasonable efforts to schedule any required power shutdowns at such times and/or on such days that will not interfere with such testing activities. All such upgrade work will be undertaken by Subtenant at its sole cost and expense, by reputable, qualified and properly insured contractors, according to plans and specifications approved in advance by Sublandlord (which approval shall not be unreasonably withheld, conditioned or delayed) and, if required, Overlandlord.

6.DELIVERY CONDITION; FURNITURE. (a) Following substantial completion of the Demising Work and Sublandlord Removal Work, Sublandlord will deliver the Subleased Premises in the Delivery Condition (defined below), broom clean and free of all occupants. The “Delivery Condition” means that (i) the Demising Work is substantially completed in accordance with the terms of this Sublease and with all applicable laws, including without limitation the Americans With Disabilities Act, except only for minor details of construction (so- called “punch list” items, identified and mutually agreed to by Sublandlord and Subtenant during a joint walk-through of the Subleased Premises) and minor mechanical adjustments that do not materially interfere with Subtenant’s business operations in the Subleased Premises or with any work that may remain to be completed in the Subleased Premises by Subtenant, (ii) the Subleased Premises are vacant and free of (x) construction debris, (y) Sublandlord’s equipment, fixtures and personal property (except as provided below) and (z) any hazardous materials or substances (such as, but not limited to car wash detergent and engine oil) introduced by Sublandlord or its agents, employees or contractors in connection with its use and operation of the Subleased Premises prior to the Commencement Date), and the Building HVAC and other systems and equipment for which Sublandlord is responsible under the Overlease and which serve the Subleased Premises will be in good working condition. In addition to the Demising Work, Sublandlord agrees to remove from the first floor of the Subleased Premises the existing chambers and car lifts and repair any damage caused by such removal (“Sublandlord’s Removal Work”), and will use commercially reasonable efforts to do so on or before December 31, 2022. Notwithstanding the foregoing, Subtenant acknowledges that the Zeiss and Hexagon Co-ordinate Measuring Machines (with attached computer equipment) that are currently located in the Sublandlord’s Metrology Lab at the top of the ramp to the garage space (the “CMM Equipment”) can be removed only by the manufacturer or its representative, and that removal of the CMM Equipment will not be part of the Sublandlord’s Removal Work or a Delivery Condition. Sublandlord has commenced arrangements for removal of the CMM Equipment and will diligently pursue the same with the product manufacturer, and will advise Subtenant periodically as to anticipated scheduling. Sublandlord hereby agrees that (a) it will repair any damage caused by or resulting from the removal of the CMM Equipment, (b) the CMM Equipment, as well as any other equipment, fixtures or personal property that still remains in the Subleased Premises after the Commencement Date, shall be at Sublandlord’s sole risk and (c) any entry by Sublandlord into the Subleased Premises after the Commencement Date in order to remove the same shall be subject to the applicable conditions regarding access set forth in Article XI of the Overlease. Subtenant represents and warrants that it has made a thorough examination of the Subleased Premises and it is familiar with the condition thereof. Sublandlord represents and warrants that the Demising Work will be undertaken in compliance with all applicable laws, rules, codes and regulations (including, without limitation, the Americans With Disabilities Act). Subtenant acknowledges that it enters into this Sublease without any other representation or warranties by Sublandlord or anyone acting or purporting to act on behalf of Sublandlord, as to present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the Building, except as otherwise expressly set forth herein. Except as otherwise expressly set forth herein, it is further agreed that Subtenant does and will accept the Subleased Premises in its current “AS IS, WHERE IS” condition, without any representation or warranty by Sublandlord whatsoever, and that, except for the Demising Work, Sublandlord has no obligation to perform any work therein or contribute to the cost of any work to prepare the Subleased Premises for Subtenant’s initial occupancy. Subtenant acknowledges that, pursuant to the terms of the Overlease (as incorporated herein), Subtenant shall at its sole cost and expense and without any cost to Sublandlord or Overlandlord, keep in good order, condition and repair the Subleased Premises as set forth in Section 9.2 of the Overlease, including without limitation repair, maintenance and replacement of all utility equipment located in and serving only the Subleased Premises (including all portions of the heating, cooling, and ventilating units, and electrical and mechanical systems located within and serving only the Subleased Premises) and all utility lines to the point of connection for Subtenant, at all times during the term of this Sublease; in each case unless specifically made Overlandlord's responsibility under the Overlease or to the extent any of the foregoing also serve Sublandlord’s leased premises or the common areas and facilities of the Building. As to any matter that is the responsibility of Overlandlord or Sublandlord, Subtenant will afford Overlandlord and/or Sublandlord, as applicable, reasonable access to the Subleased Premises for the purpose of carrying out such work (subject to the same conditions regarding access into the Premises set forth in Article XI of the Master Lease). Subtenant's responsibility hereunder shall include, without limitation and at its sole cost, maintenance, repair and replacement of the heating, cooling, and ventilating units, and the mechanical equipment exclusively serving the Subleased Premises, fixtures, glass (with glass of the same size and quality), floor covering and ceiling materials, doors and door hardware and the decoration of the interior of the Subleased Premises.

(b)Upon the Commencement Date, as a material inducement to Subtenant entering into this Sublease, Sublandlord will convey to Subtenant all furniture, fixtures and equipment belonging to Sublandlord and located in the Subleased Premises as of the date hereof (the “Furniture”), as further specified on the inventory attached to this Sublease as Exhibit “D” attached hereto. Without limitation, the Furniture shall not include computers, servers, computer equipment or Sublandlord’s telecommunication or computer network equipment, or other systems or equipment that are used for Sublandlord’s proprietary or confidential business purposes, all of which shall be removed by Sublandlord prior to the Commencement Date. All risk of loss of the Furniture will be on Subtenant from and after the Commencement Date, and Subtenant will be responsible for insuring the Furniture, and any proceeds from the loss of or damage to the same will be adjusted by and paid to Subtenant. Sublandlord makes no representation or warranty with respect to the Furniture or the condition or utility thereof. Subtenant will remove all of the Furniture from the Subleased Premises at the expiration or sooner termination of this Sublease. Any Furniture not so removed shall be deemed to have been abandoned by Subtenant, and may be retained by Sublandlord or disposed of as Sublandlord deems fit in its sole discretion, and any costs or charges suffered by Sublandlord will be paid by Subtenant as a Subtenant Surcharge on demand. Sublandlord represents that (i) it has good right, title, power and authority to sell and convey the Furniture as aforesaid and (ii) the Furniture is free of any liens or encumbrances.

7.OVERLANDLORD’S SERVICES AND OBLIGATIONS. Notwithstanding any incorporation of any provision of the Overlease by reference, Sublandlord and Subtenant acknowledge and agree that, under the Overlease, the services, repairs, restorations, equipment and access to and for the Premises and insurance coverage of the Building are in fact to be provided by Overlandlord. Subtenant acknowledges and agrees that Sublandlord shall have no obligation to provide any services to the Building or the Subleased Premises, or to perform the terms, covenants, conditions or obligations contained in the Overlease on the part of Overlandlord to be performed, except as may otherwise be expressly set forth in this Sublease, and Sublandlord will have no liability to Subtenant for any loss or damage arising from or suffered by Subtenant as a result or consequence of any failure by Overlandlord to perform such obligations. Subtenant agrees to look solely to Overlandlord for the furnishing of such services and the performance of such terms, covenants, conditions or obligations. In the event that Overlandlord shall fail to furnish such services or to perform any of the terms, covenants, conditions or obligations contained in the Overlease on its part to be performed, Sublandlord shall, upon receipt of a notice from Subtenant and at the sole cost and expense of Subtenant, use commercially reasonable efforts (to the extent provided under the Overlease and permitted by applicable law, including, without limitation, sending written notices to Overlandlord) to compel Overlandlord’s performance and otherwise reasonably cooperate with Subtenant to enforce Overlandlord's obligations (including those set forth in Section 9.1 of the Overlease and, if applicable, enforcement of the 5-year HVAC replacement warranty set forth in Section 9.2(A) of the Overlease), but Sublandlord shall in no event ever be obligated to commence litigation or other formal proceedings against Overlandlord or any other party. Sublandlord shall not be liable to Subtenant, and the obligations of Subtenant under this Sublease shall not be impaired or the performance of Subtenant be excused, because of any failure or delay on Overlandlord’s part in furnishing such services, repairs, restorations, equipment, access or insurance coverage. In any event, Subtenant shall not be allowed any abatement or diminution of rent under this Sublease because of Overlandlord's failure to perform any of its obligations under the Overlease unless (and then only to the extent that) a like abatement is provided for and/or granted to Sublandlord under the Overlease.

8.CASUALTY AND CONDEMNATION. Notwithstanding anything to the contrary contained in this Sublease or in the Overlease, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement of Fixed Rent, Direct Expenses or any other item of rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to terminate the Overlease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Overlease. In no event will Sublandlord ever be obligated to perform Overlandlord’s restoration obligations under the Overlease. If Sublandlord is entitled to terminate the Overlease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least ten (10) business days prior to the date(s) Sublandlord is required to give notice to Overlandlord of such termination under the terms of the Overlease (provided Subtenant has received reasonable advance notice of such date(s)). If the Overlease is terminated by Sublandlord or Overlandlord pursuant to the terms of the Overlease following any Casualty or Taking (as defined therein), then this Sublease shall similarly be terminated without the need for further action by Sublandlord.  If the Overlease is not terminated, then Sublandlord will use reasonable efforts to enforce the Overlandlord’s obligation to repair and restore the Building and the Subleased Premises, to the extent of Sublandlord’s rights under the Overlease. Subtenant hereby grants and assigns to Sublandlord, and covenants with Sublandlord to further grant and assign to Sublandlord, all rights to any damages, awards or compensation as may be paid in the case of any Taking or condemnation or exercise of the power of eminent domain affecting the Subleased Premises or this Sublease (except as may be specifically applicable to Subtenant’s equipment or personal property and to Subtenant’s right to make a claim for relocation expenses), and covenants to deliver such further assignments and assurances thereof as Sublandlord may from time to time request.

9.CONSENTS. In all provisions of the Overlease requiring the approval or consent of the “Landlord,” Subtenant shall be required to obtain the approval or consent of both Overlandlord and Sublandlord. In no event shall Sublandlord be liable for failure to give its consent or approval in any situation where consent or approval has been withheld or refused by Overlandlord, whether or not such withholding or refusal was proper, or where the consent or approval of any third party (such as, but not limited to, a mortgagee) is required and has not been obtained. Notwithstanding the foregoing, Sublandlord and Subtenant shall cooperate in good faith to obtain any such consent of Overlandlord or any third party. If Subtenant desires to do any act for which Overlandlord’s consent or approval (or that of any third party or parties) is required, then Subtenant shall deliver all necessary or appropriate materials, applications, plans, specifications and the like to Sublandlord no later than ten (10) business days prior to the date on which Sublandlord must deliver the same to Overlandlord. Nothing contained in this Sublease is deemed to require Sublandlord to give any consent or approval simply because Overlandlord has given such consent or approval, and Sublandlord shall never be required to give any consent or approval if Overlandlord has refused (for whatever reason) to do so.

10.CONDITIONS PRECEDENT; CONSENT OF OVERLANDLORD TO THIS SUBLEASE. Sublandlord and Subtenant agree that this Sublease is subject to the following conditions precedent: (i) the execution and delivery of this Sublease by Sublandlord and Subtenant and (ii) Sublandlord obtaining the written consent (the “Consent”) of Overlandlord as provided in the Overlease and otherwise in a form reasonably acceptable to Sublandlord and Subtenant. It is expressly understood and agreed that notwithstanding anything to the contrary contained herein, the Term shall not commence, nor shall Subtenant take possession of the Subleased Premises or any part thereof, until the Consent has been obtained. Subtenant hereby agrees that it shall reasonably cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Overlandlord in the procurement of the Consent. Notwithstanding anything to the contrary in this Sublease, if the Consent is not obtained within thirty (30) days after submission thereof to Overlandlord by Sublandlord, then each of Sublandlord and Subtenant shall have the right to terminate this Sublease effective upon written notice to the other.

11.DEFAULT; REMEDIES. (a) This Lease and the term of this Sublease are subject to the limitation that Subtenant shall be in default if, at any time during the Lease Term, any one or more of the following events shall occur and not be cured prior to the expiration of the grace period (if any) herein provided (such uncured event being hereinafter referred to as an “Event of Default”), as follows:

(i)Subtenant shall fail to pay any installment of the Fixed Rent or any Additional Rent or any other monetary amount due under this Sublease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days (“Monetary Default Cure Period”) after notice thereof from Sublandlord to Subtenant; provided however, that if Sublandlord has given Subtenant two prior notices of default under this Section 11(a)(i) during any twelve month period, then with respect to the next default under this Section 11(a)(i), the Monetary Default Cure Period shall thereafter, for the remainder of such twelve month period, be three (3) days after notice from Sublandlord to Subtenant; or

(ii)Subtenant shall sublease any or all of the Subleased Premises or enter into an assignment of this Sublease in violation of the requirements of this Sublease or the Overlease; or

(iii)Subtenant shall fail to maintain general liability insurance or any other insurance required to be carried under this Sublease or the Overlease and such failure continues for two (2) days after notice thereof from Sublandlord to Subtenant; or

(iv)Subtenant shall fail to perform or observe any other requirement, term, covenant or condition of this Sublease (including without limitation any provision of the Overlease incorporated herein) on the part of Subtenant to be performed or observed and such failure shall continue for twenty (20) days after notice thereof from Sublandlord to Subtenant, or if said default shall reasonably require longer than twenty (20) days to cure, if Subtenant shall fail to commence to cure said default within fifteen (15) days and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(v)The estate hereby created shall be taken on execution or by other process of law; or

(vi)Subtenant shall make an assignment or trust mortgage arrangement, so-called, of all or a substantial part of its property for the benefit of its creditors; or

(vii)Subtenant shall judicially be declared bankrupt or insolvent according to law; or

(viii)a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Subtenant's property by a court of competent jurisdiction and such appointment shall not be vacated within sixty (60) days; or

(ix)any petition shall be filed against Subtenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(x)Subtenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(xi)Subtenant (or its agents, employees, contractors or invitees) shall engage in any act or omission that (with or without the giving of notice or the passage of time) would constitute grounds for a default by Sublandlord under the Overlease, and such act or omission is not cured by Subtenant upon receipt of notice thereof from Sublandlord and within the grace period (if any is provided) given to Sublandlord under the Overlease, less ten (10) days.

(b)Upon the happening of any one or more of the aforementioned Events of Default, and without limiting any other right or remedy that may be available at law or in equity, Sublandlord shall have, and may exercise, any or all of the rights provided under the Overlease, including without limitation Article 21 thereof. All of Subtenant’s obligations to pay any sum of money (including without limitation Fixed Rent, Additional Rent and Subtenant Surcharges) under this Sublease will survive the expiration or sooner termination of this Sublease.

(c)If Subtenant fails to make any payment or perform any other obligation of Subtenant under this Sublease, then upon expiration of the applicable notice and cure period provided above, Sublandlord has the right, but not the obligation, and without waiving or releasing Subtenant from any obligations of Subtenant under this Sublease, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord deems necessary, and in exercising any such right, to pay any commercially reasonable incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublandlord upon demand as additional rent all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at an annual rate equal to the rate two percent (2%) above the base rate or prime rate then published as such in the Wall Street Journal, or, if less, the maximum rate permitted by law. Such interest is payable with respect to the period commencing on the date such expenditures are made by Sublandlord and ending on the date such amounts are repaid by Subtenant. The provisions of this Section 11 shall survive the expiration or the sooner termination of this Sublease.

(d)If Sublandlord is in default under this Sublease and, as a consequence, Subtenant recovers a monetary judgment against Sublandlord, the judgment shall be satisfied only out of Sublandlord’s then equity interest as lessee under the Overlease and as sublessor under this Sublease. No individual partner, director, officer, shareholder, employee, advisor or agent of Sublandlord or Subtenant shall be personally liable in any manner or to any extent under or in connection with such party’s obligation or liability under this Sublease. In no event shall either Sublandlord or Subtenant, or any of the respective partners, directors, officers, shareholders, employees, advisors or agents of Sublandlord or Subtenant, be responsible for (i) any indirect or consequential/special damages, or (ii) any damages in the nature of interruption or loss of business. For purposes of this Sublease, “indirect or consequential/special damages” shall not include any liability, claim, suit, damage, judgment, cost, loss, interest or expense incurred or suffered by Sublandlord as a result of (i) any damages suffered by Sublandlord under the Overlease, to the extent resulting from or relating to a breach or default by Subtenant of any provision of this Sublease, or (ii) any holding over by Subtenant that continues for more than fifteen (15) days after the expiration or sooner termination of this Sublease.

12.NOTICE. Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Sublandlord or to Subtenant, such notice shall be in writing and shall be sent by hand delivery, reputable overnight courier, or by express mail, addressed as follows (or to such other address or addresses as may from time to time hereafter be designated by Sublandlord or Subtenant, as the case may be, by like notice):

(a)If intended for Sublandlord,
to:	ClearMotion, Inc.
805 Middlesex Turnpike
Billerica, MA 01821
Attn: Chief Executive Officer

with a copy to:	Langer & McLaughlin, LLP
535 Boylston Street
Boston, MA 02116

(b)If intended for Subtenant, to:
Factorial Inc.
19 Presidential Way
Woburn, MA 01801
Attn: Chief Executive Officer

with a copy to:	[***].
175 Federal Street, Suite 1500
Boston, MA 02110
Attention: Factorial

All such notices shall be deemed to have been served on the date of actual receipt or rejection thereof (in the case of hand delivery), or one (1) business day after the business day of deposit of such notice with a reputable overnight courier, or three (3) business days after such notice shall have been deposited on a business day in the United States mails within the continental United States (in the case of mailing by express mail as aforesaid). Any notice claiming the existence of a breach or default by the recipient thereof, shall be sent by nationally recognized, reputable overnight delivery or courier service (such as Federal Express or UPS) and shall state: “THIS IS A NOTICE OF DEFAULT UNDER A LEASE – IMMEDIATE RESPONSE REQUIRED.”

13.BROKER. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt, either directly or indirectly, with any broker in connection with this Sublease other than Cushman and Wakefield and Colliers USA (collectively, the “Broker”) and Sublandlord shall be solely responsible for all fees of the Broker for this Sublease pursuant to a separate written agreement. Each of Sublandlord and Subtenant shall indemnify the other from and against any and all loss, costs and expenses, including reasonable attorney's fees, incurred as a result of a breach of such representation and warranty.

14.SECURITY DEPOSIT; LETTER OF CREDIT. (a) Within five (5) business days after the execution and delivery of this Sublease by Subtenant, Subtenant will deliver to Sublandlord a clean irrevocable standby letter of credit in favor of Sublandlord in the amount of

Seven Hundred Fifty Thousand Dollars ($750,000.00) to be held by Sublandlord as security for Subtenant’s faithful and timely performance of its obligations hereunder. Failure to deliver the same shall be an Event of Default of Subtenant if such failure continues for five (5) days after notice thereof from Sublandlord to Subtenant, and Landlord shall have the right to terminate this Sublease at any time thereafter (but prior to delivery of the letter of credit). Any such letter of credit shall be drawn on a bank reasonably approved by Sublandlord from time to time, and shall be in form and substance reasonably acceptable to Sublandlord (Sublandlord hereby approving the form attached hereto as Exhibit E). In the event of a material adverse change in the financial position of any bank which has issued a letter of credit hereunder, Sublandlord reserves the right, on any scheduled expiration or renewal date of any such letter (or, in the event that Sublandlord reasonably determines that the condition of the issuing bank is in imminent danger of insolvency, upon 10 days’ notice), to request that Subtenant change the issuing bank to another bank reasonably approved by Sublandlord. Regardless of whether Sublandlord shall have previously requested that Subtenant change issuing banks, if the bank on which the original letter of credit or any replacement letter is drawn is declared insolvent or placed into conservatorship or receivership, Subtenant shall, within fifteen (15) days thereafter, replace the then-outstanding letter of credit with a like letter of credit from another bank reasonably acceptable to Sublandlord. The letter of credit shall be assignable by Sublandlord at any time and from time to time to any successor or successors, without cost or charge to Sublandlord.

(b)Notwithstanding any contrary provision of this Sublease, provided that the Reduction Conditions Precedent (defined below) have all been satisfied as of the third (3rd) anniversary of the Rent Commencement Date, the amount of the security deposit required under this Sublease shall be reduced to Six Hundred Fifty Thousand Dollars ($650,000.00). The reduced amount shall continue to be held by Sublandlord in accordance with this Section. The “Reduction Conditions Precedent” are that: (i) as of the third anniversary of the Rent Commencement Date, there exists no act or omission on the part of Subtenant of which Subtenant has been given notice and which, with the passage of time, would constitute an Event of Default, and if such exists, then the right to the security reduction is waived unless and until the Event of Default is timely cured, and (ii) there has not been any Event of Default by Subtenant under the Sublease at any time within the 18-month period immediately preceding the third anniversary of the Rent Commencement Date.

(c)Further notwithstanding any contrary provision of this Sublease, if: (i) Tenant’s annual earnings before interest, taxes, depreciation and amortization for a fiscal year equals or exceeds One Hundred Million Dollars ($100,000,000.00), computed in accordance with generally accepted accounting principles, consistently applied, and (iii) there then exists no act or omission on the part of Subtenant of which Subtenant has been given notice and which, with the passage of time, would constitute an Event of Default, and if such exists, then the right to the security reduction is waived unless and until the Event of Default is timely cured, and (iii) there has not been any Event of Default by Subtenant under the Sublease at any time within the 18- month period immediately preceding the effective date of such reduction, the amount of the security deposit required under this Sublease shall be reduced to Four Hundred Thousand Dollars ($400,000.00).

(d)Any reduction in the amount of the security deposit will be evidenced by Subtenant delivering to Sublandlord a replacement letter of credit or an amendment to the existing letter of credit in the reduced amount in accordance with the terms of this Section 14(d). In the event (x) the Reduction Conditions Precedent have each been satisfied, and (y) Subtenant timely tenders the replacement letter of credit or amended letter of credit to Sublandlord in the form required herein, then and in such event, Sublandlord shall exchange the original letter of credit then held by Sublandlord for the replacement letter of credit or amended letter of credit tendered by Subtenant.

(e)The letter of credit shall contain a so-called "Evergreen" clause, whereby the issuing bank agrees to automatically extend the term of the letter of credit from year to year throughout the Term of this Sublease, with a final expiry date no sooner than thirty (30) days beyond the Expiration Date unless, not less than sixty (60) days prior to the date on which the letter would expire absent such extension, the issuing bank gives notice to Sublandlord, by commercial overnight delivery or by certified or registered mail, of non-extension. In the event of notice from the issuing bank of non-extension, Subtenant shall, not later than fifteen (15) days prior to the date on which the outstanding letter shall expire without extension, obtain a replacement letter of credit from bank reasonably acceptable to Sublandlord, under all of the terms and conditions set forth above. Upon the occurrence of any Event of Default on the part of Subtenant hereunder, Sublandlord may at its election draw all or a portion of the letter of credit, and within ten (10) days Subtenant shall cause the issuing bank to replenish the letter of credit to the original full amount. Upon the failure of Subtenant to replace any such letter at least fifteen (15) days prior to its expiration, and written certification thereof by Sublandlord to the issuing bank, Sublandlord may at its election draw the full amount or any part thereof, and either (x) hold, use and apply the proceeds thereof as if such proceeds were originally deposited with Sublandlord in cash under this Section, or (y) use such proceeds (or any excess proceeds after application) to obtain from another bank a replacement letter of credit, and the cost of such replacement shall be deducted from the available balance and reimbursed by Subtenant. Subtenant hereby agrees, if so requested by Sublandlord, to enter into a letter of credit agreement with the bank so designated by Sublandlord, failing which Sublandlord may do so in Subtenant’s name and behalf. The order in which Sublandlord applies the proceeds of the cash security deposit and the proceeds of the letter of credit shall be determined by Sublandlord from time to time in its sole and unfettered discretion.

(f)From and after the time at which Sublandlord shall have drawn all or any portion of the proceeds of such a letter of credit, Sublandlord shall have the right from time to time without prejudice to any other remedy Sublandlord may have on account thereof, to apply such proceeds, or any part thereof, to Sublandlord’s damages arising from any then-existing or subsequently occurring default by Subtenant hereunder. While Sublandlord holds any unapplied proceeds, Sublandlord may commingle the same as hereinabove provided, and shall not be required to pay interest thereon. There then existing no Event of Default hereunder (nor any event or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default), within thirty (30) days after the expiration of the Term of this Sublease and delivery of the Subleased Premises to Sublandlord in accordance herewith and payment of all amounts then due and coming due, Sublandlord shall return to Subtenant the proceeds thereof (or, if not drawn upon, any letter of credit), or so much thereof as shall not have theretofore been applied or returned in accordance with the terms of this Section,. Sublandlord may retain an amount reasonably calculated by Sublandlord (taking into account information then available for prior years) to be sufficient to pay any final amount of Additional Rent or Subtenant Surcharges for the year in which the Term ends. If Sublandlord conveys Sublandlord’s interest under this Sublease, the proceeds (or, if not drawn upon, any letter of credit), or any part thereof not previously applied, may be turned over or endorsed by Sublandlord to Sublandlord’s grantee, whereupon Subtenant agrees to look solely to such grantee for proper application of the proceeds in accordance with the terms of this Section, and the return thereof in accordance herewith.

15.QUIET ENJOYMENT. Sublandlord agrees that, upon Subtenant’s paying the Fixed Rent, Direct Expenses, Subtenant Surcharges, and other charges herein reserved, and provided there exists no Event of Default hereunder, Subtenant shall and may peaceably hold and enjoy the Subleased Premises during the term of this Sublease, without interruption or disturbance from Sublandlord or persons lawfully claiming through or under Sublandlord, subject, however, to the terms of this Sublease and to the terms and conditions of the Overlease and all matters to which the Overlease is or may be subject, and the foregoing covenant of quiet enjoyment is in lieu of any similar covenant in the Overlease, or any other covenant, express or implied

16.PARKING. As of the date of this Sublease, the Building is served by approximately 416 uncovered parking spaces, and each party may use its percentage share thereof. Except as provided below, such parking spaces shall be on a non-designated, first come, first served basis. In addition, Subtenant shall have the exclusive right to use the covered parking area adjacent to the Building (the “Exclusive Spaces”), provided that Sublandlord will have the right (at no charge or cost) to use up to five (5) parking spaces in the covered parking area, as designated by Subtenant and subject to Subtenant’s determination that such spaces are available for Sublandlord’s use, throughout the Term hereof. Each party will have the exclusive right to use those parking spaces (not to include any drive aisles or entryways) identified on Exhibit F as being for such party’s exclusive use. Without limiting the foregoing, if Sublandlord utilizes any portion of its exclusive parking spaces for its testing activities, it shall conduct such activities in a manner that does not unreasonably interfere with Subtenant’s use of or access to the Subleased Premises.

17.SIGNAGE. Subtenant shall have the right, at no cost to Sublandlord, to (i) reasonable identification signage on any existing exterior monument sign and Building directory signage, (ii) reasonable identification signage on the exterior façade of north wing of the Building, and (iii) signage in the lobby of the Building substantially similar in size and style to Sublandlord’s existing lobby signage, in each case to the extent afforded to Sublandlord under the Overlease. With respect to any such façade signage, Subtenant’s right shall be limited to Subtenant’s Share of any maximum exterior signage allowed for the entire Building under any applicable law, ordinance, code or regulation. All such signage (including without limitation materials, location, size and method of affixation of any façade signage) shall be subject to the prior written approval of Sublandlord (which will not be unreasonably withheld, delayed or conditioned) and Overlandlord, as well as to the prior approval of all governmental agencies or authorities having jurisdiction. Subtenant will be responsible for obtaining and maintaining any permits or approvals required in respect of such signage, and for the periodic maintenance and repair thereof throughout the Term. Subtenant may also have its name included on any directory and suite entry signage installed by Sublandlord (at Subtenant’s expense). Upon the expiration or sooner termination of this Sublease, Subtenant will remove all signage (and any supports or attachments) installed by or for it, and will repair any damage caused by such removal.

18.REPRESENTATIONS AND WARRANTIES OF LANDLORD. Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the provisions of the Overlease incorporated in this Sublease by reference), Sublandlord makes no representations or warranties whatsoever with respect to the Subleased Premises, this Sublease, the Overlease or any other matter, either express or implied, except as expressly set forth in this Sublease, except that Sublandlord represents and warrants that as of the date of this Sublease: (a) the copy of the Overlease attached hereto as Exhibit A is a true and complete (subject to the redacted provisions) copy of the Overlease, (b) the Overlease is in full force and effect, (c) Sublandlord has not actually received written notice from Overlandlord that Sublandlord is in default of the Lease, except for any default which has heretofore been cured, (d) to the best of Sublandlord’s actual knowledge, there are no defaults on the part of the Overlandlord under the Overlease, (e) Sublandlord is in possession of the Subleased Premises and has not previously sublet any portion of the Subleased Premises, and (f) Sublandlord has not previously transferred or assigned the Sublandlord’s interest in the Subleased Premises.

19.ROOF ACCESS AND USE. (a) In the event Subtenant reasonably requires access to and use of the roof of the Building for the installation of any Subtenant Improvements, heating, ventilation and air conditioning equipment, satellites and/or antennae, or other equipment, Subtenant shall so inform Sublandlord, and Sublandlord agrees to reasonably cooperate with Subtenant and Overlandlord to accommodate Subtenant’s needs, all to the extent permitted under Section 4 of Exhibit E to the Lease. As between Sublandlord and Subtenant, and except for any existing equipment (together with future repairs or replacements thereof), Subtenant shall have the exclusive right, subject to the provisions of this Section 19 and the applicable provisions of the Overlease, to install any such equipment on the portion of the roof located above the Subleased Premises). Any installation or other use will be subject to the prior written consent of both Sublandlord (not to be unreasonably withheld, conditioned or delayed) and Overlandlord. Sublandlord’s and Overlandlord’s approval of such items installed (or to be installed) on the roof shall be subject to review and approval of the plans and specifications of such items and installation thereof, the size and appearance of such items, the structural integrity of the roof and the Building, the terms and conditions of any existing warranty on the roof and its components, and the approval of any governmental authority having jurisdiction over the Building, if so required, which approval shall be Subtenant’s responsibility. Subtenant acknowledges and agrees that any such items located or installed on the roof of the Building shall be removed by Subtenant at the expiration or early termination of the Term, at its sole cost and expense, and the Tenant shall repair of any damage caused by such removal.

(b)Further, Subtenant shall have the right, in common with Sublandlord, to use a portion of the Pad Area (as shown on Exhibit E-1 to the Overlease) for the purpose of installing a back- up generator for use in connection with the Subleased Premises. The installation, maintenance, repair and removal of any such back-up generator shall be governed by Section 6 of Exhibit E to the Overlease. Any installation will be subject to the prior written consent of Sublandlord (not to be unreasonably withheld, conditioned or delayed). Any such back-up generator installed by Subtenant will be located or operated in such a way as not to interfere with any then-existing generator installed by Sublandlord, or (if none then exists) to afford Sublandlord reasonable space in the Pad Area to install and maintain a back-up generator and associated equipment of its own in the future, and Sublandlord’s approvals rights shall include, without limitation, the location of the Subtenant’s equipment in the Pad Area, as well as the location and routing of any connections, cabling and related equipment.

(c)Further, Subtenant shall have the right, in common with Sublandlord, to use up to Subtenant’s Share of the outdoor area of the Project for the use, installation, replacement and/or maintenance of External Equipment during the Term hereof. The installation, maintenance, repair and removal of any such External Equipment shall be governed by Section 7 of Exhibit E to the Overlease. Any installation will be subject to the prior written consent of Sublandlord (not to be unreasonably withheld, conditioned or delayed). No External Equipment installed by Subtenant will be located or operated in such a way as to limit or interfere with the right of Sublandlord to maintain any of its own External Equipment that exists at the time Subtenant installs its External Equipment.

20.MAINTENANCE AND REPAIR BY SUBLANDLORD. Except as provided in Section 21 below, and to the extent that the same apply to or affect the Subleased Premises, the common areas or Subtenant’s rights hereunder, Sublandlord shall comply in all material respects with its maintenance, repair and replacement obligations under Section 9.2 of the Overlease with respect to the portions of the Premises that are not within the Subleased Premises.

21.MAINTENANCE AND REPAIR BY SUBTENANT. Subtenant shall perform all maintenance, repair and replacement obligations imposed on Sublandlord under Section 9.2 of the Overlease with respect to the Subleased Premises, and, without limitation, shall maintain and repair the interior of the Subleased Premises and keep the same in good condition and repair at all times during the Term. Subtenant’s obligation shall include, without limitation, the obligation to maintain, repair and replace all utility equipment interior walls, floors, ceilings and fixtures within the Subleased Premises, and to repair all damage caused by Subtenant, its agents, employees, invitees and licensees to the utility outlets and other improvements within the Subleased Premises. Subtenant shall repair all damage caused by removal of Subtenant’s movable equipment or furniture or the removal of any Alterations permitted or required by Sublandlord, all as provided in this Sublease. Notwithstanding anything to the contrary in this Sublease or the Overlease, as incorporated herein, in no event shall Subtenant have any obligation to remove any alterations, additions or improvements existing in, on or about the Building or Premises that were not constructed by Subtenant or that were existing as of the Commencement Date.

22.ALTERATIONS. (a) The terms and conditions of Article 10 of the Overlease shall be applicable to any alteration, addition or improvement that Subtenant may desire to make with respect to the Subleased Premises. In addition to obtaining the consent of Overlandlord (if such consent is required under the Overlease), Subtenant shall obtain the prior written approval of the Sublandlord prior to making any such alteration, addition or improvement, which approval shall not be unreasonably withheld, conditioned or delayed. Unless otherwise provided in the

Overlease, Subtenant shall have the right to perform its own construction work, with contractors and subcontractors who are reputable, qualified and properly licensed or accredited and insured, and who are first reasonably approved by Sublandlord. Subtenant agrees to carry, and will cause Subtenant’s contractors and subcontractors to carry, such worker’s compensation insurance, general liability insurance, property damage insurance, non-owned automobile insurance and such other insurance as Sublandlord may reasonably require (provided that the same are reasonably consistent with the insurance required by prudent landlords in the same market area for comparable tenant improvement construction projects). Overlandlord and Sublandlord will be named as additional insureds on any such policies. Subtenant will be responsible for obtaining any and all permits, approval and licenses required under any applicable law, ordinance, code or regulation, and for arranging for all inspections and permits “close-outs.” Copies of such permits and the like will be delivered to Sublandlord upon request. Sublandlord may elect (for its own benefit and not that of Subtenant) to review and inspect any such work by Subtenant, provided that Sublandlord will not charge any inspection or supervision fee. Notwithstanding the incorporation of Article 10 into this Sublease, the $500,000.00 threshold level in Section 10.1 of the Overlease shall, for all purposes of this Sublease, be reduced to $400,000.00 (which amount as between Subtenant and Sublandlord shall specifically exclude equipment costs). Without limiting any other applicable requirement or condition herein or in the Overlease, as to any alteration, addition or improvement to be made by Subtenant for which Sublandlord’s consent is not believed to be required hereunder, Subtenant will give Sublandlord reasonable advance notice of its intention to perform the same, including a reasonably complete description of the work to be done and the estimated cost thereof. Such notice requirement shall not apply with respect to any interior non-structural alteration (i) that is strictly cosmetic in nature, (ii) that does not affect the Building structure or its electrical, mechanical or plumbing systems, and (iii) for which no building permit or other governmental permit or approval is required.

(b)Without limiting the foregoing, Sublandlord acknowledges that Subtenant desires to perform certain alterations in and to the Subleased Premises to make the same more for Subtenant’s occupancy (collectively, the “Subtenant Improvements”). Although Subtenant has not yet prepared detailed plans or specifications for its proposed Subtenant Improvements, a narrative description of those that are currently contemplated is attached hereto as Exhibit G, which Sublandlord has approved in concept. All Subtenant Improvements shall be undertaken by Subtenant in strict accordance with this Sublease and the Overlease, including without limitation this Section 22, and in accordance with plans and specifications approved in advance by Sublandlord and (if required by the Overlease) Overlandlord. Sublandlord will not unreasonably withhold, delay or condition its approval of any such plans or specifications provided that Overlandlord has approved of the same. Upon receipt by Sublandlord of any request by Subtenant for approval of any Subtenant Improvement, Sublandlord will promptly forward the same to Overlandlord if Overlandlord’s consent is also required. Sublandlord will respond to any such plans and specifications in writing within five (5) business days after receiving them, by approving or disapproving (specifically describing any reasonable conditions, requirements or reasons for disapproval) them, or by reasonably requesting additional materials or information regarding the same, provided that if Overlandlord’s approval is made subject to any condition or requirement, then Sublandlord shall have an additional five (5) business days after receipt of same from Overlandlord to respond to Subtenant (and Sublandlord may in turn impose comparable conditions or requirements on Subtenant). Failure by Sublandlord to so respond to Subtenant’s request for approval within such applicable time period shall be deemed to be approval by Sublandlord. Sublandlord will not impose any oversight review or fee for any Subtenant Improvements and Subtenant shall not be required to reimburse Sublandlord for any costs incurred by Sublandlord in connection with such review and approval. All Subtenant Improvements shall be at the sole cost and expense of Subtenant, including without limitation, all costs of construction document preparation, design, plans and specifications, general conditions, labor, materials, and other construction costs, the fees of contractor’s project manager and site superintendent for the Subtenant Improvements, and all costs incurred in connection with obtaining permits for the Subtenant Improvements. Subtenant will perform such work in a good and workmanlike manner using first class materials, and in accordance with all applicable laws, codes, regulations and by-laws. Subtenant’s contractors and subcontractors shall be reputable and properly licensed and qualified, and shall be subject to Sublandlord’s prior approval, which shall not be unreasonably withheld. At the time of submission of plans for the Subtenant Improvements to Overlandlord, Subtenant may request that Sublandlord request that Overlandlord specify which (if any) of the Subtenant Improvements will be “Designated Improvements” for the purposes of Article 18 of the Overlease. If and to the extent that Overlandlord does specify that any or all of the Subtenant Improvements, or other alterations made under this Sublease (including without limitation any back-up generator), are not Designated Improvements, Subtenant will be solely responsible for removing the same and returning the Subleased Premises (or the affected portions) to their Original Condition, at the sole cost and expense of Subtenant. Depending on the extent of any required removal and restoration of any alteration or improvements, Sublandlord may require that Subtenant provide (for Sublandlord’s approval) a written schedule of removal and restoration actions that afford reasonably sufficient time (prior to the expiration or termination hereof) for such work to be completed. Upon approval of the same by Sublandlord, Subtenant will follow such schedule, failing which Sublandlord may perform the same at Subtenant’s cost and expense. Sublandlord’s approval of any such schedule will not relieve Subtenant of any liability in the event of any holding over caused by Subtenant’s failure to complete any removal and restoration prior to the expiration or termination hereof.

(c)Subtenant and Sublandlord acknowledge that they may be performing certain alterations at the Project from time to time during the Term in accordance with the applicable provisions of this Sublease and the Overlease (as applicable). Accordingly, the parties acknowledge that certain levels of noise, vibrations and dust are to be expected during the course of such construction. However, the parties hereby agree to cooperate, coordinate and communicate with one another in good faith and to perform any such work in an expeditious and efficient manner in order to minimize any unreasonable interference that any such construction activities will have on the business operations of the other party, including that Subtenant shall use commercially reasonable efforts to avoid interfering with those certain periodic (but infrequent) scheduled testing activities that Sublandlord performs at the Project (provided that Sublandlord shall have provided Subtenant with reasonable advanced notice as to when such testing activities will be occurring).

23.SUBLEASING AND ASSIGNMENT. (a) Except as expressly provided herein, Subtenant covenants and agrees that, without first obtaining the written consent of Sublandlord, which will not be unreasonably withheld, conditioned or delayed (and, if required under the Overlease, that of Overlandlord), whether voluntarily, involuntarily, by operation of law or otherwise, neither this Sublease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Subleased Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant, or used or occupied or permitted to be used or occupied, or for any use or purpose other than the use described above, or be sub-sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part. The provisions of this Section 23 shall be in addition to any other or additional material or information that may be required under the Overlease (which material and information Sublandlord may also consider in granting or withholding consent).

(b)Unless the stock of Subtenant shall be publicly traded on a national exchange regulated by the United States Securities and Exchange Commission, the provisions of paragraph (a) of this Section 23 shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Subtenant, as if such transfer were an assignment of this Sublease. Such provisions shall not, however, apply to, and in no event shall Sublandlord’s approval be required for, (X) any sub-sublease of the Subleased Premises to a Subsidiary, Affiliate or parent of Subtenant (as such terms are defined in the Exhibit E to the Overlease) or (Y) any assignment of this Sublease on connection with any transactions with an entity into or with which Subtenant is merged or consolidated or to which substantially all of Subtenant’s assets are transferred ((X) and (Y) collectively, “Permitted Transfers”), provided that (i) in the case of merger, consolidation or sale of Subtenant, the successor to Subtenant has a tangible net worth and financial condition (computed in accordance with generally accepted accounting principles) reasonably acceptable to Sublandlord in light of the then obligations and liabilities of Subtenant hereunder, but in no event will the tangible net worth of any such successor be less than that of Subtenant as of the Commencement Date; (ii) in the case of merger, consolidation or sale of Subtenant, written proof reasonably satisfactory to Sublandlord of such net worth and financial condition shall have been delivered to Sublandlord no less than ten (10) business days prior to the effective date of any such transaction (subject to any confidentiality and/or legal restrictions as to the timing of such notice); (iii) Sublandlord shall have obtained the written consent of the Prime Sublandlord under the Overlease, if and to the extent required thereunder; and (iv) in any of such events, prior to the effective date of any such transaction, the assignee, successor or Subtenant agrees directly with Sublandlord, by written instrument in form reasonably satisfactory to Sublandlord, to be bound by all the obligations of Subtenant hereunder including, without limitation, the covenant against further assignment or subletting.

(c)No assignment or sub-subletting hereunder shall relieve Subtenant from any of its obligations hereunder and Subtenant shall remain fully and primarily liable therefor. No permitted assignment, subletting, or occupancy hereunder shall affect or alter the Permitted Uses. Any sub-subletting or assignment of any portion of Subtenant’s right, title or interest in and to this Sublease which is in violation of this Section 23 shall be null and void and of no force or effect, and shall constitute a default hereunder. If any sub-sublease or assignment or other transfer hereunder results in the imposition of any costs or charges (including without limitation any Occupancy Rental under Exhibit E to the Overlease) on Sublandlord under the Overlease, Subtenant shall be solely responsible therefor.

(d)Without limiting the foregoing standard, Sublandlord shall not be deemed to be unreasonably withholding its consent to any request for consent to a subleasing or assignment if:

(i)

the use of the Subleased Premises by the proposed assignee or subtenant is inconsistent with the operation of a comparable suburban office/R&D building (by way of example Sublandlord shall not be deemed to be unreasonably withholding its consent to the proposed transfer if the proposed assignee or subtenant is a governmental agency), or

(ii)	the proposed assignee or subtenant is not of good character or business reputation, or
(iii)

the assignee or subtenant proposes to use the Subleased Premises (or part thereof) for a purpose other than the purpose for which the Subleased Premises may be used as stated in Section 6.1 of the Overlease, or

(iv)

there shall be existing an Event of Default (or any event or circumstance of which Subtenant has been given notice and which, with the passage of time, would constitute an Event of Default) at the time of Subtenant’s request for consent; or

(v)	the consent of Overlandlord has not been obtained (in form and substance acceptable to Sublandlord) if required under the Overlease.

(e)If, in violation of this Section 23, this Sublease be assigned, or if the Subleased Premises or any part thereof be sub-sublet or occupied by anyone other than Subtenant, Sublandlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Sublease shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-subtenant or occupant as a tenant or a release of Subtenant from the further performance of covenants on the part of Subtenant to be performed hereunder. Any consent by Sublandlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 23 or the continuing liability of the original named Subtenant. No assignment or sub-subletting hereunder shall relieve Subtenant from its obligations hereunder and Subtenant shall remain fully and primarily liable therefor. No such assignment, sub-subletting, or occupancy shall affect or be contrary to the uses permitted under the Overlease and/or this Sublease. Any consent by Sublandlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, sub-subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Sublease on the part of Subtenant to be kept and performed. Any sub-sublease under any sublease, or any assignment of any sublease, for which Subtenant has already obtained consent hereunder shall again require Sublandlord’s consent. Subtenant shall reimburse Sublandlord, as a Subtenant Surcharge, up to $5,000 for all costs and expenses (including without limitation reasonable legal fees) incurred by Sublandlord in reviewing and evaluating any request for consent hereunder, and shall be responsible for any costs of Overlandlord for which Sublandlord is responsible under the Overlease.

(f)Subtenant shall give Sublandlord notice of any proposed assignment or sub-sublease, and said notice shall specify the provisions of the proposed assignment or sub-sublease as follows: (i) the name and address of the proposed assignee or sub-subtenant, (ii) such information as to the proposed assignee's or sub-Subtenant’s financial capability as may reasonably be required by Sublandlord, (iii) all of the material terms and provisions upon which the proposed assignment or sub-sublease is to be made, and (iv) all other information reasonably necessary for Sublandlord to approve or disapprove the request.

24.RIGHT OF FIRST REFUSAL. Subject to the terms hereof and subject always to Overlandlord’s right to approve any such transaction and/or to recapture any portion of the Premises, if (i) during the Term of this Sublease there exists no Event of Default by Subtenant hereunder (or any event or circumstance of which Subtenant has been given notice and which, with the passage of time, would constitute an Event of Default), and (ii), and (ii) except for any Permitted Transfers, Subtenant shall not have assigned this Sublease or sub-sublet all or any portion of the Subleased Premises, and (iii) this Sublease is still in full force and effect, and (iv) Sublandlord has received from a bona fide third party a written offer or term sheet (the “Offer”) to assign the Overlease or to sublease all or a portion of the Premises demised under the Overlease other than the Subleased Premises (the “Remaining Premises”), which Offer Sublandlord desires to accept, then Sublandlord shall so notify Subtenant, and deliver with such notice a summary of the terms and conditions set forth in the Offer, as well as a description of the space covered by the Offer (the “Offered Space”). Subtenant shall have a right, which Subtenant may exercise by giving Sublandlord notice within ten (10) business days after Sublandlord's notice (“Sublandlord’s Offer Notice”), to irrevocably elect to sublease the Offered Space on all the terms and conditions (including without limitation rent and term) set forth in the Offer and otherwise upon all of the same terms and conditions of this Sublease. Notwithstanding that Subtenant’s exercise of the above-described option to sublease the Offered Space shall be binding and self-executing, if Subtenant shall so elect to sublease the Offered Space (and provided that the conditions in clauses (i) through (iii) above continue to exist at the time of execution of such sublease or amendment), Sublandlord shall furnish a commercially reasonable form of amendment to this Sublease to memorialize the same, incorporating the terms and conditions set forth in the Offer, and Subtenant shall, within thirty (30) days after receipt of such amendment from Sublandlord, execute and deliver the same to Sublandlord, but Subtenant's failure to enter into such amendment shall have no effect on Subtenant's obligation to sublease the Offered Space on the terms and conditions set forth in the Offer. If Subtenant shall fail to elect to sublease any Offered Space within such 10-business day period (time being of the essence), Subtenant shall have no further rights with respect to the Offered Space (or any portion thereof), and Sublandlord shall thereafter be free to sublease any or all of the Offered Space to such party or parties, on such terms as Sublandlord may from time to time determine. Furthermore, Subtenant’s rights with respect to such Offered Space shall again be in full force and effect upon the date when such Offered Space has been subleased to a third party and then again becomes available for subleasing. In addition, if, following Subtenant’s failure to timely elect to sublease the Offered Space within the foregoing 10-business day period, Sublandlord proposes to sublease the Remaining Premises at a Net Effective Rent (defined below) that is less than ninety percent (90%) of the Net Effective Rent set forth in Sublandlord’s Offer Notice, then, before entering into such sublease, Sublandlord shall be obligated to deliver a Sublandlord’s Offer Notice as aforesaid reflecting such updated Net Effective Rent; provided that Subtenant may only exercise its right to accept Sublandlord’s Offer Notice by giving notice thereof to Sublandlord within five (5) business days after the effective date of such Sublandlord’s Offer Notice. As used herein, the term “Net Effective Rent” shall mean the total net cash value of the aggregate consideration payable by the sublessee under the proposed sublease transaction, taking into account the sublease term and total rentable area, all free rent, allowances or other inducement payments, and the cost of any leasehold improvements to be performed by Sublandlord at its expense pursuant to such proposed sublease. Sublandlord will endeavor to advise Subtenant of any intention of Sublandlord to offer the Remaining Premises for sublease, but subject to the foregoing provision, shall have no liability for failure to do so. Subtenant acknowledges that other portions of the Building are currently being actively marketed for sublease. Sublandlord and Subtenant acknowledge and agree that the foregoing right of first refusal is between Sublandlord and Subtenant only, and is not binding on Overlandlord. Without limitation, neither any exercise by Subtenant of the right of first refusal, nor any amendment to this Sublease to memorialize such an exercise will be of any force or effect unless and until Overlandlord shall have granted its consent thereto, which consent will be governed by the applicable terms of the Overlease (including without limitation Article XII and Section 1 of Exhibit E).

25.FINANCIAL REPORTS. Subtenant represents and warrants that any financial statements provided by it to Sublandlord are true, correct and complete in all material respects when provided, and that no material adverse change has occurred since that date that would render them materially inaccurate or misleading. Subject to restrictions on disclosure under applicable law, Subtenant shall, within 10 days after request (which request may be made no more than once in any given 12-month period unless required under the Overlease), provide Sublandlord and (if requested) Overlandlord with Subtenant’s then most-recent annual and quarterly financial statements, such annual financial statements shall be audited or certified to be true and correct by the chief executive officer, chief financial officer or senior finance executive of the Subtenant. Sublandlord agrees to keep such information confidential except to the extent required by applicable law. In addition, Subtenant agrees upon prior written request to meet with Landlord, any lender or prospective purchaser of the Project at mutually convenient times, from time to time, to discuss such information (which may be subject to a reasonable confidentiality requirement) about Subtenant’s business and financial condition as may be reasonably requested by Sublandlord or Overlandlord.

26.TERMINATION OF OVERLEASE. This Sublease automatically terminates if the Overlease expires or is terminated for any reason (by negotiation or otherwise) before the expiration date and Sublandlord will not liable to Subtenant by reason of any termination of the Overlease or this Sublease before the Expiration Date for any reason (unless such termination is by Overlandlord due to a default by Sublandlord under the Overlease). Sublandlord agrees, however, that Sublandlord shall not voluntarily surrender or terminate the Overlease before the Expiration Date by negotiation with Overlandlord, provided that, in the event that Subtenant receives a commercially reasonable recognition and non-disturbance agreement (in a form that is reasonably acceptable to Subtenant) from Overlandlord, whereby Subtenant may remain in the Subleased Premises according to the terms and conditions of this Sublease, then Sublandlord may negotiate a voluntary termination. Without limitation of the foregoing, if the Overlease gives Sublandlord any right to terminate the Overlease in the event of the partial or total damage, destruction, or condemnation of the Premises or the Building, the exercise of such right by Sublandlord does not constitute a default or breach under this Sublease, and Sublandlord will not liable to Subtenant by reason thereof. Nothing in this Sublease prevents an assignment by Sublandlord of the Overlease to any third party or parties (subject, however, to the terms of this Sublease and such thirty party successor assuming all of Sublandlord’s obligations thereafter arising hereunder) and in no event does Sublandlord have any liability to Subtenant for any defaults under or termination of the Overlease by any such assignee.

27.HOLDING OVER. Without limitation of Subtenant’s liability for any penalty imposed under the Overlease for holding over, if Subtenant fails to surrender and deliver the Subleased Premises as and when required under this Sublease, Subtenant shall protect, defend (with counsel reasonably approved by Sublandlord), indemnify and hold harmless Sublandlord and its officers, directors, agents and employees from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) that Sublandlord may suffer, under the Overlease or otherwise, by reason of any holdover by Subtenant under this Sublease, it being agreed that any holding over by Subtenant in any or all of the Subleased Premises may be deemed to be a holding over by Sublandlord in all of the Premises; provided that, for the purposes of this Sublease, the thirty (30)-day period in Section 19.2 of the Overlease shall be shortened to fifteen (15) days. The terms and provisions of this Paragraph 27 shall survive the expiration or earlier termination of this Sublease.

28.HAZARDOUS MATERIALS. Subtenant will provide to Sublandlord and Overlandlord a list of hazardous materials or substances that Subtenant intends to use in the Subleased Premises, and Tenant’s operations and business shall be subject to Section 6.4 of the Overlease, to the extent incorporated herein. Sublandlord shall have no obligation to remove any hazardous materials or substances (including without limitation asbestos) from the Subleased Premises, except to the extend required of Sublandlord (as “Tenant”) under the Overlease or set forth in the Delivery Condition.

29.COUNTERPARTS; GOVERNING LAW. This Sublease may be executed in any number of counterparts, each of which shall constitute an original and together a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Sublease by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed original counterpart of this Sublease. This Sublease shall be construed under the laws of the Commonwealth of Massachusetts, without regard to any presumption or other rule suggesting construction or interpretation against the party causing this Sublease to be drafted. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease means a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

30.WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Sublandlord and Subtenant each waives any rights that it may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this

Sublease, the relationship of Sublandlord and Subtenant, the Subleased Premises and the use and occupancy of the Subleased Premises, and any claim for injury or damages. Subtenant also waives all right to assert or interpose a counterclaim (other than mandatory or compulsory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

31.ENTIRE AGREEMENT. This Sublease constitutes the entire agreement of the parties, and may not be amended except by written instrument signed by all parties. This Sublease shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[TEXT ENDS HERE – SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sublandlord and Subtenant herein have duly executed this instrument on the day and year first above written.

LANDLORD:	CLEARMOTION, INC.

	By:	/s/ Lorna Mayer
	Name:	Lorna Mayer
	Its:	VP - Finance, HR & UK Operations

SUBTENANT:	FACTORIAL, INC.

	By:	/s/ Siyu Huang
	Name:	Siyu Huang
	Its:	CEO

EXHIBIT A

[OVERLEASE (REDACTED)]

EXHIBIT B

[PLAN OF SUBLEASED PREMISES]

EXHIBIT C

[FORM OF COMMENCEMENT DATE LETTER]

EXHIBIT C-1

[FORM OF DELIVERY CONFIRMATION]

EXHIBIT D

[LIST OF FURNITURE TO BE CONVEYED]

EXHIBIT E

[FORM OF LETTER OF CREDIT]

EXHIBIT F

[EXCLUSIVE PARKING SPACE LOCATIONS]

EXHIBIT G

[NARRATIVE DESCRIPTION OF SUBTENANT IMPROVEMENTS]